UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2007

BLACKMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135882	98-04994005
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

609-475 Howe Street Vancouver, B.C.	V6C 2B3
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) 604-682-1643

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Bua Group Holdings Ltd.

On April 1, 2007, the Company entered into an agreement (the “Agreement”) with Bua Group Holdings Ltd. (“Bua”), whereby the Company engaged Bua for the purpose of administrating the affairs of the Company.

Under the terms of the Agreement, Bua shall act as manager for the Company, and shall provide the following specific duties:

(a)
cause the Company to punctually pay all proper bills and accounts for supplies, materials, services and wages presented to the Company, with the Company’s funds when available in the Company’s treasury;

(b)	cause the Company to keep proper books of accounts and records showing the Company’s income and expenditures;

(c)
cause the Company to keep records of the Company’s assets and business interest and all subsequently acquired projects and properties, and ensure that these aforementioned assets are kept in good standing through the due payment of all taxes, rents and assessments imposed or levied upon same with funds provided by the Company; and

(d)	provide such other managerial assistance as the Company may request from time to time.

In consideration of the above, the Company will pay Bua a monthly fee of $750.00, of which $500.00 is for management services, and $250.00 is for office expenses.

The term of the engagement is one year commencing April 1, 2007.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Services Agreement dated April 1, 2007, entered into by and among the Company, Bua Group Holdings Ltd., and the individuals signatory thereto.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackmont Resources, Inc.

Date: May 18, 2007	By:	/s/ Lorne Chomos
Lorne Chomos
Chief Executive Officer